Exhibit 23

Consent of Independent Registered Public Accounting Firm

To the Retirement Plan Committee of the
Perrigo Company Profit-Sharing and Investment Plan
Allegan, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-192946) of Perrigo Company of our report dated June 23, 2020, relating to the financial statements and supplemental schedule of Perrigo Company Profit-Sharing and Investment Plan which appear in this Form 11-K for the year ended December 31, 2019.

\s\ BDO USA, LLP

Grand Rapids, Michigan
June 23, 2020